Exhibit 4.1

SAREPTA THERAPEUTICS, INC.,

as Issuer

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 18, 2025

to the Indenture dated as of August 28, 2025

TABLE OF CONTENTS

PAGE

ARTICLE 1
DEFINITIONS

Section 1.01. Certain Terms Defined in the Base Indenture	1
Section 1.02. Definitions	2

ARTICLE 2
PROVISIONS SPECIFIC TO AFFILIATED INVESTOR NOTES

Section 2.01. Form of Notes	2
Section 2.02. Exchange and Registration of Transfer of Notes; Restriction on Transfer	2
Section 2.03. Additional Interest	5

ARTICLE 3
ACCEPTANCE OF FIRST SUPPLEMENTAL INDENTURE

Section 3.01. Trustee’s Acceptance	5

ARTICLE 4
MISCELLANEOUS PROVISIONS

Section 4.01. Effectiveness of First Supplemental Indenture	5
Section 4.02. Effect of First Supplemental Indenture	5
Section 4.03. Indenture Remains in Full Force and Effect	6
Section 4.04. Governing Law	6
Section 4.05. Table of Contents, Headings, Etc.	6
Section 4.06. Execution in Counterparts	6
Section 4.07. Severability	6
Section 4.08. Trustee Makes No Representation	6

i

FIRST SUPPLEMENTAL INDENTURE, dated as of December 18, 2025, between SAREPTA THERAPEUTICS, INC., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01 of the Base Indenture) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee,” as more fully set forth in the Base Indenture) (the “First Supplemental Indenture”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee entered into an Indenture, dated as of August 28, 2025 (the “Base Indenture” as modified by this First Supplemental Indenture, the “Indenture”), by and between the Company and the Trustee, providing for the issuance of the 4.875% Convertible Senior Notes due 2030 (the “Notes”);

WHEREAS, the Company desires to issue additional Notes in accordance with Section 2.10 of the Base Indenture to an Affiliate of the Company;

WHEREAS, Section 10.01(f) of the Base Indenture provides that the Company and the Trustee, without the consent of any Holder, may from time to time and at any time amend or supplement the Base Indenture to make any change that does not adversely affect the rights of any Holder;

WHEREAS, Section 10.01(i) of the Base Indenture provides that the Company and the Trustee, without the consent of any Holder, may from time to time and at any time amend or supplement the Base Indenture to provide for the issuance of additional Notes in accordance with Section 2.10 of the Base Indenture;

WHEREAS, concurrent with the execution of this First Supplemental Indenture, the Company intends to issue $291,392,000 aggregate principal amount of additional Notes pursuant to Section 2.10 of the Base Indenture, consisting of $271,392,000 aggregate principal amount of additional Notes that the Company intends to designate as Unrestricted Notes and $20,000,000 aggregate principal amount of additional Notes consisting of the Affiliated Investor Notes; and

WHEREAS, the Company has complied with all conditions provided for in the Base Indenture relating to this First Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Certain Terms Defined in the Base Indenture. All capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed to such terms in the Base Indenture.

Section 1.02. Definitions. The terms defined in this Section 1.02 for all purposes of the Indenture shall have the respective meanings specified in this Section 1.02. The terms defined in this Article include the plural as well as the singular.

“Affiliated Investor Notes” means any Note initially issued and sold by the Company to the Affiliated Investor pursuant to the Affiliated Investor Exchange Agreement.

“Affiliated Investor Exchange Agreement” means that certain Exchange Agreement, dated December 10, 2025, by and between the Company and Michael A. Chambers Living Trust) (the “Affiliated Investor”).

ARTICLE 2

PROVISIONS SPECIFIC TO AFFILIATED INVESTOR NOTES

Section 2.01. Form of Notes. Notwithstanding anything to the contrary in the Base Indenture, including Sections 2.01 and 2.05(b) of the Base Indenture, the Affiliated Investor Notes shall be issued initially in the form of one or more Physical Notes.

Section 2.02. Exchange and Registration of Transfer of Notes; Restriction on Transfer.

(a) Notwithstanding Section 2.05(c)(i) of the Base Indenture or Exhibit A to the Base Indenture, each Affiliated Investor Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.02(c) of this First Supplemental Indenture, if applicable) shall bear a legend in substantially the following form (unless such Note has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act in a transaction that results in such security or underlying securities, as the case may be, no longer being “restricted securities” (as defined in Rule 144 under the Securities Act), or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF SAREPTA THERAPEUTICS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN A TRANSACTION THAT RESULTS IN SUCH SECURITY NO LONGER BEING A “RESTRICTED SECURITY” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT).

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (C) ABOVE, THE COMPANY AND THE NOTE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Affiliated Investor Note will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

(b) The Holder of an Affiliated Investor Note may exchange such Note for a beneficial interest in a Global Note or transfer such Affiliated Investor Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note only if the Trustee receives: (A) a Physical Note, duly endorsed or accompanied by appropriate instruments of transfer in form satisfactory to the Company and the Trustee, (B) a certificate from such Holder certifying as follows: (1) in the case of a proposed exchange, (x) such Holder is not an Affiliate of the Company and has not been an Affiliate of the Company during the three immediately preceding months, and (y) one year has elapsed since the later of the date the Affiliated Investor Note was acquired from the Company or from an Affiliate of the Company (or, if not acquired, one year has elapsed since the Holder ceased to be an Affiliate of the Company), or (2) in the case of a proposed transfer, such representations as are necessary to establish (x) that such Holder’s proposed transfer of the Affiliated Investor Note satisfies all applicable requirements set forth in Rule 144 under the Securities Act or (y) that such Holder’s proposed transfer of Affiliated Investor Notes was effected pursuant to an effective registration statement covering the resale of such Affiliated Investor Notes, (C) an Opinion of Counsel in form and substance reasonably satisfactory to the Company to the effect that such proposed exchange or transfer is in compliance with the safe harbor contained in Rule 144 under the Securities Act and that the restrictions on transfer contained on such Affiliate Note are no longer required in order to maintain compliance with such safe harbor or that such transfer was effected pursuant to an effective registration statement covering the sale of such Affiliate Note, and (D) written instructions directing the Trustee to make, or to direct the Note Registrar to make, an adjustment to its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase. Upon such transfer, and following delivery of an Officer’s Certificate from the Company and an Opinion of

Counsel, then the Trustee shall cancel such Physical Note and cause, or direct the Note Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Registrar, the aggregate principal amount of the Physical Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Physical Note so cancelled. The Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of a Company Order, an Officer’s Certificate and an Opinion of Counsel, a new Global Note in the appropriate principal amount. Upon the exchange of such Affiliated Investor Note for a beneficial interest in a Global Note, such Note shall no longer be an Affiliated Investor Note for all purposes hereunder (unless such Notes are represented by a CUSIP which is unique to Affiliated Investor Notes) and instead will be an Unrestricted Note.

(c) Notwithstanding Section 2.05(d)(i) of the Base Indenture, any stock certificate representing Common Stock issued upon conversion of an Affiliated Investor Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act in a transaction that results in such Common Stock no longer being a “restricted security” (as defined in Rule 144 under the Securities Act), or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF SAREPTA THERAPEUTICS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN A TRANSACTION THAT RESULTS IN SUCH COMMON STOCK NO LONGER BEING A “RESTRICTED SECURITY” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT).

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (C) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(d) The Trustee may rely on any representations relating to Affiliated Investor Notes and shall have no obligation to monitor a Holder of Affiliated Investor Notes’ compliance with the restrictions hereunder.

Section 2.03. Additional Interest. Notwithstanding anything to the contrary in the Base Indenture, (x) Additional Interest pursuant to Section 4.06(d) and Section 4.06(e) of the Base Indenture shall not accrue or otherwise be payable in respect of the Affiliated Investor Notes and (y) Additional Interest pursuant to Section 4.06(d) and Section 4.06(e) of the Base Indenture shall not accrue or otherwise be payable in respect of the Notes (other than the Affiliated Investor Notes) solely as a result of (i) any Affiliated Investor Notes not being freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) or (ii) any Affiliated Investor Notes including the restrictive legend set forth in Section 2.02(c) of this First Supplemental Indenture.

ARTICLE 3

ACCEPTANCE OF FIRST SUPPLEMENTAL INDENTURE

Section 3.01. Trustee’s Acceptance. The Trustee hereby accepts this First Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

ARTICLE 4

MISCELLANEOUS PROVISIONS

Section 4.01. Effectiveness of First Supplemental Indenture. This First Supplemental Indenture shall become effective on the date hereof.

Section 4.02. Effect of First Supplemental Indenture. Upon the execution and delivery of this First Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented and amended in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby. All the provisions of this First Supplemental Indenture shall thereby be deemed to be incorporated in, and a part of, the Indenture; and the Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 4.03. Indenture Remains in Full Force and Effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes and, except as supplemented or amended hereby, all other provisions in the Base Indenture and the Notes, to the extent not inconsistent with the terms and provisions of this First Supplemental Indenture, shall remain in full force and effect and is in all respects confirmed and preserved.

Section 4.04. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FIRST SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

Section 4.05. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 4.06. Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF or other electronic transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF or other electronic means shall be deemed to be their original signatures for all purposes.

Section 4.07. Severability. In the event any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 4.08. Trustee Makes No Representation. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. The recitals and statements contained in this First Supplemental Indenture shall be taken as the statements of the Company and Parent, and the Trustee assumes no responsibility for the correctness of the same.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

SAREPTA THERAPEUTICS, INC.

By:	/s/ Ryan Wong
Name: Ryan Wong
Title: Executive Vice President, Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven J. Gomes
Name: Steven J. Gomes
Title: Vice President